Exhibit 99.1

FOR IMMEDIATE RELEASE

WEDNESDAY, JULY 9, 2014

SOTHERLY HOTELS INC. ANNOUNCES AT-THE-MARKET EQUITY OFFERING

Williamsburg, Virginia – July 9, 2014 – SOTHERLY Hotels Inc. (NASDAQ: SOHO) (the “Company”) announced today that it has filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) and entered into a Sales Agency Agreement with its operating partnership, Sotherly Hotels LP (the “Operating Partnership”), and Sandler O’Neill & Partners, L.P., as the sales agent, under which it may, from time to time, sell up to $23.4 million of its common stock pursuant to an “at-the-market” equity offering program. The common stock may be offered and sold through Sandler O’Neill at market prices or as otherwise agreed to with Sandler O’Neill. The Company has no obligation to sell any of the common stock under the Sales Agency Agreement, and may at any time suspend solicitation and offers.

The Company, through its Operating Partnership, intends to use the net proceeds from this offering for the repayment of outstanding indebtedness, acquisition of additional hotels, capital expenditures, the improvement of hotels in the Company’s portfolio, working capital and other general purposes.

The shares of common stock will be offered under the Company’s existing effective shelf registration statement. A prospectus supplement and related base prospectus describing the terms of the offering have been filed with the SEC. Before you invest, you should read the prospectus supplement and the related base prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the at-the-market offering program. You may obtain the prospectus supplement and the related base prospectus on the SEC website at www.sec.gov or the sales agent will arrange to send you the prospectus supplement and the related base prospectus if you request it by contacting Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at 1-866-805-4128.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to sell any security of the Company, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering may be made only by means of a prospectus supplement and related base prospectus.

This disclosure includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages and other labor costs, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Prospectus Supplement, filed with the SEC on July 9, 2014, Annual Report on Form 10-K and subsequent reports filed with the SEC. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

About SOTHERLY Hotels Inc.

SOTHERLY Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale and upper upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, eleven of which are wholly-owned and comprise 2,698 rooms. The Company also has a 25.0 percent interest in the Crowne Plaza Hollywood Beach Resort. Most of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. SOTHERLY Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

SOTHERLY Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

(757) 229-5648